EXHIBIT 4.1

                                MFS.Net Agreement

                                  TELCOM DIRECT
                    ELECTRONIC COMMERCE ARCHITECTURE PROJECT


                              1.0 Proposal Summary

     MFSNet.Com proposes to Telcom Direct to prepare an electronic commerce architecture model, various business models, presentation materials and other publications. In addition, MFSNet.Com proposes to provide analysis, design, modeling, project management and technology management services and systems to Telcom Direct under this contract.

                              2.0 Proposal Details

     This document represents a proposal to Telcom Direct from MFSNet.Com to provide the following services and works:

1. A Scalable Electronic Commerce Architecture for Telcom Direct and any subsidiaries

2. Various Business and Information Technology (IT) Models for Telcom Direct related to Electronic Commerce

3.   Various Internet Site designs and implementations

4. Various Business and Electronic Commerce publications and presentation materials (electronic and hard copy)

5.   Professional Services

6.   Technology Management Services

7.   Contracted Staff Management Services

8.   Project Management Services

9.   Technical Writing and Editing

10.  Electronic Commerce and Information Technology (IT) Consulting Services

11.  Equipment and Software Leases

12. Electronic Commerce, Enterprise Management and Supply Chain Management systems analysis, modeling, design, integration and installation services

13.  IT Vendor Management Services

14.  Various IT prototype systems

     Once accepted by both MFSNet.Com and Telcom Direct, this proposal will be the contract to provide the proposed services.

                   3.0 Electronic Commerce Architecture (ECA)

The proposed Electronic Commerce Architecture (ECA) will address the business processes and services of Telcom Direct and any subsidiaries.


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EXHIBIT 4.1 - Continued

The Electronic Commerce Architecture (ECA) is intended to act as a framework and blueprint within which MFSNet.Com will design, acquire, build, implement and manage the electronic commerce infrastructure for Telcom Direct.

The "Telcom Direct Business Relationship Mapping" illustrates the business relationships of Telcom Direct with its subsidiaries, its suppliers, its customers and investors. The ECA will attempt to integrate these relationships within its systems and across the private and public networks (Internet) as need be.

The "Telcom Direct Electronic Commerce Architecture" document illustrates the framework, or business parameters, within which the ECA will be developed.

The ECA will also address the management service requirements for Telcom Direct and its subsidiaries, as illustrated in the attached document: "Telcom Direct Management Services Model". These business services are the core business processes that the information technology (IT) infrastructure needs to integrate and support.

An early diagram of the information technology (IT) infrastructure components needed to build the Telcom Direct ECA is included in the diagram labeled:
"Telcom Direct Information Technology Model". In order to build out the IT infrastructure, a large expenditure of capital and time would be required. A more modest proposal is suggested to begin the ECA process.

The overall ECA project plan proposes to begin by implementing working prototypes of the core components and putting them into production when accepted by Telcom Direct management. As business and revenue requirements demand or allow, the prototype systems will be replaced with more robust, durable, secure and scalable IT systems.

The Key features of the ECA to be built for Telcom Direct will eventually include the following:

                    Integrated enterprise management systems

o        Accounting
o        Human Resources
o        Purchasing
o        Inventory Control
o        Manufacturing Resource Planning
o        Budgeting
o        Customer Relationship Management
o        Supply Chain Management
o        Business Relationship Management

                         Internal Corporate Web Services

o        Policies
o        News releases
o        Standards
o        Customer Support Systems
o        Forms



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EXHIBIT 4.1 - Continued

                           Public Web Services

o        New Customer Acquisition and Setup
o        Automated System Configuration Assistance
o        Moderated Equipment Auctions
o        Audio Help and "How To"
o        News Releases
o        Equipment Information and Illustrations
o        Online Purchase Requests
o        Online Order Status
o        Change Requests
o        Customer Service (human and automated)
o        Product Catalogs and Availability

                                   Bulk eMail

o        Targeted Marketing
o        Automated eMail responses
o        Automated database updating from eMail

                  Business Relationship Management Web Services

o        Connections with Equipment Manufacturer Sites
o        Connections (links) from and to the Telcom Direct business
o        partners (InterConnects)
o        Online Invoice tracking for Vendors and InterConnects

                         Investor Relations Web Services

o    Annual Reports
o    Press Releases
o    Notes from the Company
o    Current Stock Prices
o    "Broker-Assist" pages for the Over the Counter (OTC)
o    process as it relates to Telcom Direct

                       Individualized Subsidiary Services

              Electronic Commerce Architecture Implementation Plan:

The plan to build out the complete Electronic Commerce Architecture and to implement the complete IT infrastructure and Business processes will be extensive. In order to provide the basic online services to the Telcom Direct customers and investors, a staged implementation plan is proposed by MFSNet.Com.

                             Phase One will include:

o    Design and build Telcom Direct Web Site

o    Build the Investor Relations Section of the Telcom Direct site

o    Provide Online Customer Setup

o    Provide Online Configuration Support

o    Provide Online Customer Support

o    Provide Online Ordering


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EXHIBIT 4.1 - Continued

o    Provide online payment options (Credit Card)

o    Provide bulk eMail routing

The working prototype will be built on systems provided and managed by MFSNet.Com in the Telcom Direct facilities.

                             Phase Two will include:

o    Design of the Telcom Direct Electronic Commerce Architecture (ECA)

o    Preparation of an ECA plan and budget

o Integration of the prototype web site services with rudimentary customer relationship and business management services for the Telcom Direct management staff

o    Add automated order and inquiry processing

o    Add automated eMail Responses

o    Add audio help and configuration assistance to the web site

o Design, plan and budget the addition of Online Equipment o Auctions to the web site

o    Add the automated equipment catalog updating features to o the systems

o    Add  more  online  payment  options  (Automated   Clearing  House  o  (ACH)
     electronic fund transfer)

o    Update the Web Site

The next phases will have their objectives determined based on the business requirements of the Telcom Direct management.

                              4.0 Projected Budget

The budget is estimated for the successful completion of the items listed in phases one and two. Actual costs will be reimbursed, plus compensation for actual time charged for each category of service.

Phase I Budget, October through December
Server, Workstation, Equipment and
Software lease @$500 mo...........................  $ 1,500
Professional Services @$4,000 mo.....................12,000
Web Development @ $65 hr..............................6,500
Proposal Development....................................N/C
Business Modeling for Proposal..........................N/C
Site Server (eCommerce), SQL Server (database),
Exchange Server (eMail) .............................16,000
Miscellaneous Web Tools Software .....................1,500
Internet Setup (DSL) .................................. 700
Monthly Internet Connection @$150 mo................... 450
Database Development @ $95 hr.........................4,750
-----------------------------------------------------------
                      Total                         $43,400


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EXHIBIT 4.1 - Continued


                             5.0 Services and Rates

The MFSNet.Com estimates are based on the following categories and rates:

Professional Services, monthly charge................$4,000

Web Development, hourly charge ..........................65

Database Development, hourly rate .......................95

Monthly equipment lease ................................500


Actual costs will be accounted. Consulting services acquired for this project will be charged at actual rates less 20%. Software, consumables, supplies and equipment acquisitions on behalf of Telcom Direct will be priced at actual cost with no markup. Discounts and rebates on equipment or software will be returned to Telcom Direct.

Local transportation and per diem for MFSNet.Com staff is included in the professional service fee. If Telcom Direct wishes the MFSNet.Com staff to attend briefings or meetings outside the Telcom Direct office area, then all expenses will be estimated and advanced. Actual expenses will be reimbursed net of the travel advance.

                     6.0 Compensation and Payment Schedules

Direct costs will be paid in cash. Professional Services fees may be paid in equity of 200,000 shares under Rule 144 or cash.

                        7.0 Intellectual Property Rights

MFSNet.Com will retain its rights to all intellectual property disclosed to Telcom Direct during the course of this project, before the consummation of this contract and after the term of this contract.

MFSNet.Com will allow Telcom Direct the non-exclusive rights to use the intellectual property (and its representations) provided under this contract in its internal publications, marketing materials, prospectus, and presentations as long as proper attribution is made to MFSNet.Com and agreed-upon compensation has been received by MFSNet.Com.

Use by Telcom Direct staff or management of intellectual property that was produced and provided to Telcom Direct in order for them to review this proposal by MFSNet.Com will be considered acceptance of this proposal in Toto by Telcom Direct.

                          8.0 Non-Disclosure Agreement

Telcom Direct, by acceptance or use of this proposal, agrees not to disclose proprietary or other intellectual property provided to them or learned by them from MFSNet.Com in any public presentation, publication or to any third party unless specifically allowed in this contract or its amendments.


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EXHIBIT 4.1 - Continued
                           9.0 Indemnification Clause

MFSNet.Com makes no claims of suitability, merchantability, or fitness of use for the systems designed, acquired or implemented for Telcom Direct by either MFSNet.Com personnel or contractors. In addition, MFSNet.Com accepts no liability for use, errors or omissions in product acquired or developed for Telcom Direct as part of this contract.

It is the responsibility of Telcom Direct to comply with all National and International Copyright, Patent and Trademarks rules for materials that they use.

It is the responsibility of Telcom Direct to comply with all software licensing agreements that they use even those that may have been provided to them by MFSNet.Com under the terms of this contract.

MFSNet.Com will not indemnify Telcom Direct.

Telcom Direct will indemnify and defend MFSNet.Com and Michael F.
Smith for any actions based on the use of any materials provided by MFSNet.Com to Telcom Direct.

                                10.0 Arbitration

Any disputes between MFSNet.Com and Telcom Direct concerning the terms or conditions of this contract that can not be negotiated between the two parties will be brought to an authorized, independent Arbitrator licensed in the State of California for binding arbitration.

                           11.0 Contract Change Orders

All changes to this contract and the resultant budgetary and project plan impacts will be written and accepted by signatories of both Telcom Direct and MFSNet.Com and will be then accepted as amendments to this contract.

                              12.0 About MFSNet.com

Michael F. Smith registered MFSNet.Com in January 1999, in Salt Lake City, Utah. MFSNet.Com is intended to be a company that specializes in producing and publishing intellectual property for traditional publication outlets and the Internet.

In addition, MFSNet.Com staff will provide professional and management services to companies and individuals that wish to publish or otherwise establish electronic commerce services to the Internet.

                               13.0 Signature Page

By signing below, authorized signatories from Telcom Direct and MFSNet.Com binds the entities to the terms and conditions of this contract, its amendments and addendum.

I accept this contract on behalf of my organization:


/s/ Charles J. Smith
--------------------
    Charles J. Smith, President, Telcom Direct, Inc.

/s/ Michael F. Smith
---------------------
    Michael F. Smith, President, MFSNet.com


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